Exhibit 3.5

BYLAWS

OF

FUBOTV INC.

A Delaware Corporation

Effective October 29, 2025

i

ii

iii

BYLAWS

OF

FUBOTV INC.

(hereinafter called the “Corporation”)

ARTICLE I

Offices

SECTION 1.01. Registered Office. The registered office of the Corporation shall be Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, State of Delaware 19808, or at such other registered office within the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) or an officer of the Corporation shall designate, which designation shall be effective upon the effectiveness of a certificate of amendment to the certificate of incorporation of the Corporation (as amended or amended and restated from time to time, the “Certificate of Incorporation”) designating such other registered office, and shall not require amendment to these Bylaws.

SECTION 1.02. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

Meetings of Stockholders

SECTION 2.01. Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive offices.

SECTION 2.02. Annual Meetings. The annual meeting of stockholders for the election of directors (the “Annual Meeting of Stockholders”) shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Stockholders. The Board of Directors may postpone, reschedule or cancel any previously scheduled Annual Meeting of Stockholders without the need for approval thereof by stockholders to convene at the same or some other place. At the postponed or rescheduled meeting, the Corporation may transact any business which could have been transacted at the original meeting.

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SECTION 2.03. Special Meetings. (a) Subject to the rights of the holders of any series of preferred stock of the Corporation provided for or fixed pursuant to the Certificate of Incorporation (the “Preferred Stock”) then outstanding, a special meeting of stockholders (a “Special Meeting of Stockholders”), for any purpose or purposes, (i) may be called at any time, but only by (A) the Chairman of the Board of Directors, (B) the CEO (as defined below) or (C) the Board of Directors and (ii) shall be called by (A) the Chairman of the Board of Directors or (B) the Secretary, in the case of each of clauses (ii)(A) and (ii)(B), promptly upon the written request (in accordance with and subject to Section 2.03(b), as applicable) of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation generally entitled to vote on the matter for which such Special Meeting of Stockholders is called (the “Requisite Percentage”). Such request shall state the purpose or purposes and the desired timing of the proposed Special Meeting of Stockholders. At a Special Meeting of Stockholders, only such business as shall be specified in the notice of the meeting (or any supplement thereto) shall be conducted.

(b) Without altering Section 2.03(a), the provisions of this Section 2.03(b) shall take effect as of the Majority Sunset Date (as defined in the Certificate of Incorporation).

(i) No stockholder may demand that the Secretary call a Special Meeting of Stockholders pursuant to Section 2.03(a)(ii) unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the stockholders entitled to demand that the Secretary call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation.

(ii) To be in proper form for purposes of this Section 2.03(b), a request by a stockholder for the Board of Directors to fix a Demand Record Date shall set forth:

(A) as to each Requesting Person (as defined below), the Stockholder Information (as defined in Section 2.13(d), except that for purposes of this Section 2.03(b)(ii)(A) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in such definition);

(B) as to each Requesting Person, any Disclosable Interests (as defined in Section 2.13(d), except that for purposes of this Section 2.03(b)(ii)(B), (I) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in such definition and (II) the disclosure with respect to Disclosable Interests shall be made with respect to the business proposed to be conducted at the Special Meeting of Stockholders or the proposed election of directors at the Special Meeting of Stockholders, as the case may be);

(C) as to the purpose or purposes of the Special Meeting of Stockholders, (I) a reasonably brief description of the purpose or purposes of the Special Meeting of Stockholders and the business proposed to be conducted at the Special Meeting of Stockholders, the reasons for conducting such business at the Special Meeting of Stockholders and any material interest in such business of each Requesting Person and (II) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Requesting Persons or (y) between or among any Requesting Person and any other person or entity (including their names) in connection with the request for the Special Meeting of Stockholders or the business proposed to be conducted at the Special Meeting of Stockholders; and

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(D) if directors are proposed to be elected at the Special Meeting of Stockholders, the Nominee Information (as defined in Section 2.14(d)) for each person who a Requesting Person expects to nominate for election as a director at the Special Meeting of Stockholders.

(iii) The Board of Directors may require that any Requesting Person furnish such additional information as the Board of Directors may reasonably require. Such Requesting Person shall provide such additional information within 10 days after it has been requested by the Board of Directors.

(iv) Within 10 days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 2.03(b) from any stockholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the 10-day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the 20th day after the date on which such a request is received. Notwithstanding anything in this Section 2.03(b) to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in clauses (B), (D), (E) or (F) of Section 2.03(b)(vi).

(v) A Special Meeting of Stockholders shall not be called pursuant to Section 2.03(a)(ii) unless stockholders of record as of the Demand Record Date who hold, in the aggregate, the Requisite Percentage timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary at the principal executive offices of the Corporation. Only stockholders of record on the Demand Record Date shall be entitled to demand that the Secretary call a Special Meeting of Stockholders pursuant to Section 2.03(a)(ii). To be timely, a stockholder’s demand to call a Special Meeting of Stockholders must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the 60th day following the Demand Record Date. To be in proper form for purposes of this Section 2.03(b), a demand to call a Special Meeting of Stockholders shall set forth (A) the business proposed to be conducted at the Special Meeting of Stockholders or the proposed election of directors at the Special Meeting of Stockholders, as the case may be, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (C) with respect to any stockholder or stockholders submitting a demand to call a Special Meeting of Stockholders (except for any stockholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by way of a solicitation statement filed on Schedule 14A (a “Solicited Stockholder”)) the information required to be provided pursuant to this Section 2.03(b) by a Requesting Person. A stockholder may revoke a demand to call a Special Meeting of Stockholders by written revocation delivered to the Secretary at any time prior to the Special Meeting of Stockholders. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of stockholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of stockholders to call a Special Meeting of Stockholders, the Board of Directors shall have the discretion to determine whether or not to proceed with the Special Meeting of Stockholders.

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(vi) The Secretary shall not accept, and shall consider ineffective, a written demand from a stockholder to call a Special Meeting of Stockholders (A) that does not comply with this Section 2.03(b), (B) that relates to an item of business to be transacted at such meeting that is not a proper subject for stockholder action under applicable law, (C) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (D) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a stockholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the 61st day after such previous record date and ending on the one-year anniversary of such previous record date, (E) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such demand or (F) if a Similar Item has been presented at the most recent Annual Meeting of Stockholders or at any Special Meeting of Stockholders held within one year prior to receipt by the Secretary of such demand to call a Special Meeting of Stockholders.

(vii) After receipt of demands, in proper form and in accordance with this Section 2.03(b), from a stockholder or stockholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, if any, date and time of, the Special Meeting of Stockholders for the purpose or purposes specified in the demands received by the Corporation and to conduct the business specified therein. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a Special Meeting of Stockholders. The record date for notice and voting for such a Special Meeting of Stockholders shall be fixed in accordance with Section 2.10. The Board of Directors shall provide written notice of such Special Meeting of Stockholders to the stockholders in accordance with Section 2.04.

(viii) In connection with a Special Meeting of Stockholders called in accordance with this Section 2.03(b), the stockholder or stockholders (except for any Solicited Stockholder) who requested that the Board of Directors fix a Demand Record Date in accordance with this Section 2.03(b), or who delivered a demand to call a Special Meeting of Stockholders to the Secretary, shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 2.03(b) shall be true and correct as of the record date for stockholders entitled to vote at the Special Meeting of Stockholders and as of the date that is 10 business days prior to the Special Meeting of Stockholders or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for stockholders entitled to vote at the Special Meeting of Stockholders (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the Special Meeting of Stockholders or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the Special Meeting of Stockholders has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the Special Meeting of Stockholders or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.03(b)(viii) or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any request or demand provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted a request or demand hereunder to amend or update any such request or demand, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(ix) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a Special Meeting of Stockholders pursuant to this Section 2.03(b) except in accordance with this Section 2.03(b). If the Board of Directors shall determine that any request to fix a Demand Record Date or demand to call and hold a Special Meeting of Stockholders was not properly made in accordance with this Section 2.03(b), or shall determine that the stockholder or stockholders requesting that the Board of Directors fix such record date or submitting a demand to call the Special Meeting of Stockholders have not otherwise complied with this Section 2.03(b), then the Board of Directors shall not be required to fix such record date or to call and hold the Special Meeting of Stockholders. In addition to the requirements of this Section 2.03(b), each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a Demand Record Date or demand to call a Special Meeting of Stockholders.

(x) For purposes of this Section 2.03(b), “Requesting Person” shall mean (A) the stockholder making the request to fix a Demand Record Date for the purpose of determining the stockholders entitled to demand that the Secretary call a special meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf such request is made and (C) any affiliate of such stockholder or beneficial owner.

SECTION 2.04. Notice. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting, in the form of a writing or electronic transmission (in either case, in accordance with the DGCL), shall be given which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting, and, in the case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting. For purposes of these Bylaws, an “electronic transmission” shall have the meaning provided in Section 232 of the DGCL or any successor provision thereto.

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SECTION 2.05. Adjournments and Postponements. Any meeting of the stockholders may be adjourned or postponed from time to time to any other date and time and to any other place at which a meeting of stockholders may be held under these Bylaws by (a) if directed to be voted on by the chairman of such meeting, a majority in voting power of the stockholders present in person (including by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion by which stockholders may be deemed to be present in person and vote at such meeting) or represented by proxy at the meeting and entitled to vote thereon, even if less than a quorum, or (b) except for any Special Meeting of Stockholders called pursuant to Section 2.03(a)(ii), the Board of Directors or the chairman of such meeting. When a meeting is adjourned or postponed to another date, time or place (including due to a technical failure to convene or continue the meeting by remote communication), notice need not be given of the adjourned or postponed meeting if the date, time and place thereof (and, to the extent applicable, the means of remote communication for the meeting) are announced at the meeting at which the adjournment is taken, displayed during the time scheduled for the meeting on the electronic network used for any virtual meeting, set forth in the notice of the meeting or provided in any other manner permitted by the DGCL. Notwithstanding the foregoing, if the adjournment or postponement is for more than 30 days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 2.04 shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 2.10, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting. At the adjourned or postponed meeting, the Corporation may transact any business which could have been transacted at the original meeting.

SECTION 2.06. Quorum. Unless otherwise required by the DGCL, other applicable law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the outstanding capital stock of the Corporation entitled to vote thereat, present in person (including by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion by which stockholders may be deemed to be present in person and vote at such meeting) or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, the Board of Directors, the chairman of such meeting or, if directed to be voted on by the chairman of the meeting, a majority in voting power of the stockholders present in person (including by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion by which stockholders may be deemed to be present in person and vote at such meeting) or represented by proxy at the meeting and entitled to vote thereon, even if less than a quorum, shall have the power to recess or adjourn the meeting from time to time, in the manner provided in Section 2.05, until a quorum shall be present or represented.

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SECTION 2.07. Voting. Unless otherwise required by applicable law, the Certificate of Incorporation, these Bylaws (including, with respect to the election of directors, Section 3.01) or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, any question brought before any duly called or convened meeting of the stockholders at which a quorum is present shall be decided by the vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 2.10 and the rights of the holders of any outstanding series of Preferred Stock, each stockholder entitled to vote at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock held by such stockholder which has voting power upon the matter in question. Such votes may be cast in person or by proxy as provided in Section 2.08. The Board of Directors, in its discretion, or the chairman of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot. In the event the Corporation receives proxies that direct votes in favor of disqualified or withdrawn nominees for the Board of Directors, such votes for such disqualified or withdrawn nominees in such proxies will be treated as abstentions.

SECTION 2.08. Proxies. Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy through an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. Any copy or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for purposes of this Section 2.08. No proxy shall be voted or acted upon after three years from the date of such proxy, unless the proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

SECTION 2.09. List of Stockholders Entitled to Vote. The Corporation shall prepare, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to the stockholders who are entitled to examine the list of stockholders required by this Section 2.09 or to vote in person or by proxy at any meeting of stockholders.

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SECTION 2.10. Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, unless otherwise required by law. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned or postponed meeting, and in such case shall also fix, as the record date for stockholders entitled to notice of such adjourned or postponed meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned or postponed meeting in accordance with the foregoing provisions of this Section 2.10.

SECTION 2.11. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, or, in the absence or at the direction of the Chairman of the Board of Directors, the CEO. The Board of Directors shall have the authority to appoint a temporary chairman to serve at any meeting of the stockholders if neither the Chairman of the Board of Directors nor the CEO is able to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by stockholders. The chairman of any meeting of the stockholders shall have the right and authority to make any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board of Directors or prescribed by the person presiding over the meeting). The Board of Directors or the chairman of any meeting of the stockholders may determine that any nomination or business was not properly brought before such meeting and, if the Board of Directors or the chairman of such meeting makes such determination, the chairman of the meeting shall declare at such meeting that the nomination or business was not properly brought before such meeting, and any such nomination or business not properly brought before such meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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SECTION 2.12. Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors, by resolution, or the chairman of the meeting of the stockholders pursuant to Section 2.11, shall appoint one or more inspectors of election to act at such meeting or any adjournment or postponement thereof and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors of election may appoint such persons to assist them in performing their duties as they determine. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before discharging its duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by applicable law and, when the vote is completed, shall certify to the Corporation the number of shares represented at a meeting of stockholders, the count of all votes and shares and such other facts as may be required by applicable law. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

SECTION 2.13. Nature of Business at Meetings of Stockholders. (a) Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.14) may be transacted at an Annual Meeting of Stockholders as is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting of Stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the Annual Meeting of Stockholders by any stockholder of the Corporation present in person (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.13 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting of Stockholders, (B) who is entitled to vote at such Annual Meeting of Stockholders and (C) who complies with the notice procedures set forth in this Section 2.13. The immediately preceding sentence shall be the exclusive means for stockholders to bring business proposals other than nominations before an Annual Meeting of Stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting). For purposes of this Section 2.13, “present in person” shall mean that the stockholder proposing that the business be brought before the Annual Meeting of Stockholders, or a qualified representative of such proposing stockholder, appears at such Annual Meeting of Stockholders, either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.14 and this Section 2.13 shall not be applicable to nominations except as expressly provided in Section 2.14.

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(b) In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of Stockholders by a stockholder, such stockholder must (i) provide Timely Notice (as defined below) thereof in proper written form to the Secretary and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.13.

(c) To be timely, a stockholder’s notice to the Secretary must be delivered to or be mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting of Stockholders was mailed or such public disclosure of the date of the Annual Meeting of Stockholders was made, whichever first occurs (such notice so received within such time periods, “Timely Notice”). In no event shall the adjournment or postponement of an Annual Meeting of Stockholders, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

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(d) To be in proper written form for purposes of this Section 2.13, a stockholder’s notice to the Secretary shall set forth the following information: (i) as to each item of business that the stockholder proposes to bring before the meeting (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.14), a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person (as defined below); and (ii) as to each Proposing Person, (A) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the Corporation’s books), (B) (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act) or of record by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (2) the date or dates such shares were acquired, (3) the investment intent of such acquisition, and (4) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”), (C) a description of the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, (1) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of any class or series of shares of capital stock of the Corporation, (2) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (3) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underly any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (D) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation, (E) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (F) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (G) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (H) any proportionate interest in shares of capital stock of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (I) a reasonably detailed description of any agreement, arrangement or understanding (whether or not in writing) with respect to the proposal of business (1) between or among any of the Proposing Persons or (2) between or among any Proposing Person and any other person or entity (including the name of any such other person or entity), including any agreements, arrangements or understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (regardless of whether a Schedule 13D is in fact required to be filed), (J) if such Proposing Person is a stockholder, a representation that the stockholder is a holder of record of shares of capital stock of the Corporation, entitled to vote at the meeting or by proxy at the meeting, and intends to be present in person at the meeting to propose such business and an acknowledgement that if such stockholder is not present in person to present such business at the meeting, the Corporation need not present such business for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation, (K) a representation as to whether the Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal (the “Proxy Representation”) or (2) to otherwise solicit proxies or votes from stockholders in support of such proposal, and (L) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (the disclosures to be made pursuant to the foregoing clauses (C) through (L) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner. The Board of Directors may require any Proposing Person to furnish such other information as the Board of Directors may reasonably require with respect to any item of business brought before such meeting. Such Proposing Person shall provide such additional information within 10 days after it has been requested by the Board of Directors.

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(e) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an Annual Meeting of Stockholders, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.13 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an Annual Meeting of Stockholders that is not properly brought before the meeting in accordance with this Section 2.13. The Board of Directors or the chairman of any meeting of the stockholders may determine that the business was not properly brought before such meeting in accordance with this Section 2.13 and, if the Board of Directors or the chairman of such meeting makes such determination, the chairman of the meeting shall declare at such meeting that the nomination or business was not properly brought before such meeting, and any such nomination or business not properly brought before such meeting shall not be transacted or considered.

(g) For purposes of this Section 2.13, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an Annual Meeting of Stockholders, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the Annual Meeting of Stockholders is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(h) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

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(i) This Section 2.13 is expressly intended to apply to any business proposed to be brought before an Annual Meeting of Stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.13 with respect to any business proposed to be brought before an Annual Meeting of Stockholders, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing contained in this Section 2.13 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision).

SECTION 2.14. Nomination of Directors. (a) Notwithstanding anything to the contrary set forth herein, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing directors, (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation present in person (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.14 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting of Stockholders or Special Meeting of Stockholders, (B) who is entitled to vote at the meeting and (C) who complies with the notice procedures set forth in this Section 2.14. For purposes of this Section 2.14, “present in person” shall mean that the stockholder nominating any person for election to the Board of Directors at the meeting of the Corporation, or a qualified representative of such proposing stockholder, appears at such meeting, either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board of Directors at an Annual Meeting of Stockholders or a Special Meeting of Stockholders.

(b) In addition to any other applicable requirements, for a nomination of a person for election to the Board of Directors to be made by a stockholder, such stockholder must (i) provide Timely Notice or Special Meeting Timely Notice (as defined below) thereof in proper written form to the Secretary, (ii) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Section 2.14 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.14.

(c) To be timely, a stockholder’s notice to the Secretary for nominations to be made at a Special Meeting of Stockholders called for the purpose of electing directors must be delivered to or be mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which notice of the date of the Special Meeting of Stockholders was mailed or public disclosure of the date of the Special Meeting of Stockholders was made, whichever first occurs (such notice within such time periods, “Special Meeting Timely Notice”). In no event shall the adjournment or postponement of an Annual Meeting of Stockholders or a Special Meeting of Stockholders called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(d) To be in proper written form for purposes of this Section 2.14, a stockholder’s notice to the Secretary shall set forth and include the following information or documents, as applicable: (i) as to each person who a Nominating Person proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by the person, (D) a statement as to the person’s citizenship, (E) any other information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors in an election contest pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (and such person’s written consent to being named in any proxy statement and other proxy materials for the applicable meeting as a nominee and to serving as a director for a full term if elected) and (F) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) in such solicitation, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Nominee Information”); (ii) as to each Nominating Person, (A) the Stockholder Information (as defined in Section 2.13(d), except that for purposes of this Section 2.14 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.13(d)) and (B) any Disclosable Interests (as defined in Section 2.13(d), except that for purposes of this Section 2.14 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.13(d) and the disclosure with respect to the business to be brought before the meeting in Section 2.13(d) shall be made with respect to the nomination proposed to be made at the meeting); and provided that, in lieu of including the Proxy Representation, the Nominating Person’s notice for purposes of this Section 2.14 shall include a representation as to whether the Nominating Person intends or is part of a group that intends to (1) deliver a proxy statement and solicit the holders of shares of the Corporation’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act, (2) include a statement as to that effect in its proxy statement or form of proxy, (3) otherwise comply with Rule 14a-19 promulgated under the Exchange Act, including meeting the requirements of Rule 14a-19(a)(3), and (4) provide the Secretary, not less than 5 business days prior to the meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that such Nominating Person complied with the requirements of Rule 14a-19 promulgated under the Exchange Act; and (iii) (A) a completed and signed questionnaire, in the form provided by the Corporation, with respect to the background, qualifications, stock ownership and independence of such person (a “Director Questionnaire”) from each person whom the stockholder proposes to nominate for election as a director (which questionnaire shall be provided to the person the Nominating Person proposes to nominate within 5 business days of receipt of a request therefor) and (B) a signed Nominee Representation and Agreement (as defined below) (which shall be provided to the person the Nominating Person proposes to nominate within 5 business days of receipt of a request therefor). If a Nominating Person that intends to solicit proxies in support of director nominees other than the Corporation’s nominees no longer intends to solicit proxies in accordance with its representation pursuant to clause (iii)(B) of this Section 2.14(d), such stockholder or beneficial owner shall inform the Corporation of this change by delivering a writing to the Secretary no later than 2 business days after the occurrence of such change and such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

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(e) The Board of Directors may require that any Nominating Person furnish such additional information as the Board of Directors may reasonably require. Such Nominating Person shall provide such additional information within 10 days after it has been requested by the Board of Directors.

(f) For purposes of this Section 2.14, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(g) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice or the materials delivered pursuant to this Section 2.14, as applicable, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.14 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, or to submit any new nomination, or submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(h) In addition to the requirements of this Section 2.14 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required in this Section 2.14 or by Rule 14a-19 promulgated under the Exchange Act, as applicable, and (ii) if (A) any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (B) (1) such notice in accordance with Rule 14a-19(b) is not provided within the time period for Timely Notice or Special Meeting Timely Notice, as applicable, (2) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act or (3) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19 promulgated under the Exchange Act pursuant to the representations described in this Section 2.14, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any meeting of stockholders (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded).

(i) To be eligible to be a nominee for election or reelection as a director of the Corporation, any prospective nominee (whether nominated by or at the direction of the Board of Directors or by a stockholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed in this Section 2.14) to the Secretary at the principal executive offices of the Corporation a completed and signed Director Questionnaire and a signed, written representation and agreement (the “Nominee Representation and Agreement”), in the form provided by the Corporation, that such prospective nominee: (i) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding (whether written or oral) with, and has not given and will not give any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (ii) is not, and will not become, a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in such written representation and agreement or otherwise to the Corporation and agrees to promptly disclose to the Board of Directors any such agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that such person becomes a party to at any time after the delivery of such written representation and agreement; (iii) in such person’s individual capacity, would be in compliance with, if elected as a director of the Corporation, and will comply with, applicable law, all applicable rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading and publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and will comply with all other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect); and (iv) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election. In addition to the material required pursuant to this Section 2.14 or any other provision of these Bylaws, the Board of Directors may require any proposed nominee to furnish such other information as may reasonably be required by the Board of Directors, in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon, to determine the eligibility of such proposed nominee to serve as director of the Corporation, including but not limited to information (A) that may reasonably be required by the Board of Directors to determine whether the proposed nominee would be independent under applicable law, the rules and regulations of the U.S. Securities and Exchange Commission, the rules and regulations of any securities exchange on which the securities of the Corporation are listed or quoted for trading, any corporate governance guidelines of the Corporation and any other publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (C) that may be reasonably required by the Board of Directors to determine the eligibility of such nominee to serve as a director of the Corporation. Such additional information shall be delivered within 10 days after it has been requested by the Board of Directors.

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(j) The number of nominees a stockholder may nominate for election at any meeting of stockholders (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice, as applicable, or (ii) the tenth day following the date of public disclosure (as defined in Section 2.13(h)) of such increase. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.14.

(k) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.14, if necessary, so that the information provided or required to be provided pursuant to this Section 2.14 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(l) No candidate nominated by a Nominating Person pursuant to this Section 2.14 shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with this Section 2.14, as applicable. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with this Section 2.14, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(m) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated in accordance with this Section 2.14 and elected as a director.

SECTION 2.15. Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

ARTICLE III

Directors

SECTION 3.01. Number, Election and Qualification of Directors. The number of directors constituting the Board of Directors shall be determined in the manner set forth in the Certificate of Incorporation. Directors shall hold office in the manner set forth in the Certificate of Incorporation. The directors shall be elected by the stockholders generally entitled to vote at each Annual Meeting of Stockholders and shall hold office until the next Annual Meeting of Stockholders and until each of their successors shall have been duly elected and qualified, subject to their earlier death, resignation, disqualification or removal. The vote required for the election of directors by stockholders shall be a plurality of the votes cast with respect to a director nominee. Abstentions and broker non-votes shall not count as votes either “for” or “against” a director nominee (but shall, for the avoidance of doubt, be considered for purposes of establishing a quorum). Directors need not be stockholders. Each director shall be a natural person.

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SECTION 3.02. Vacancies and Newly Created Directorships. Except as otherwise provided in the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, disqualification or removal of a director shall be filled solely and exclusively by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director so elected shall hold office until the expiration of the term of office of the director whom he or she has replaced and until his or her successor shall be elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

SECTION 3.03. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL or the Certificate of Incorporation.

SECTION 3.04. Meetings. The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Lead Independent Director (as defined in the Certificate of Incorporation), the CEO or a majority of the directors then in office. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, the Chairman of the Board of Directors, the CEO or a majority of the directors serving on such committee. Notice of any special meeting of the Board of Directors or any committee thereof stating the place, date and time of such meeting shall be given to each director (or, in the case of a committee, to each member of such committee) by the Secretary, the CEO or one of the directors calling the meeting not less than 24 hours before such meeting or, if by U.S. mail, at least 4 days before such meeting. The notice need not specify the purpose of the meeting.

SECTION 3.05. Organization. At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors, or the chairman of such committee, as the case may be, or, in his or her absence or if there shall be none the Lead Independent Director, shall act as chairman of such meeting. In the absence of the Chairman of the Board of Directors or the chairman of such committee and the Lead Independent Director, a majority of the directors present at the meeting, assuming a quorum, will designate a director to act as chairman of the meeting. Except as provided below, the Secretary shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary may, but need not if such committee so elects, serve in such capacity.

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SECTION 3.06. Removals and Resignations of Directors. The directors of the Corporation may be removed in accordance with the Certificate of Incorporation and the DGCL. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Corporation, which shall be deemed to have been given to the Corporation if given to the Chairman of the Board of Directors, the CEO or the Secretary or, in the case of a committee, to the chairman of such committee, if there shall be one. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time determined upon the happening of an event or events, upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.

SECTION 3.07. Quorum. Except as otherwise required by applicable law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, (a) a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business; provided that, until the Final Sunset Date (or, in the case of the Audit Committee (as defined below), until the Majority Sunset Date), at least one Hulu Designee must be present at a meeting of the Board of Directors or any committee thereof, as the case may be, in order to constitute a quorum for the transaction of business and (b) the vote of a majority of the directors or committee members, as the case may be, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without further notice other than announcement at the meeting of the date, time and place of the adjourned meeting, until a quorum shall be present. For purposes of this Section 3.07, “Final Sunset Date”, “Majority Sunset Date” and “Hulu Designee” shall have the meanings ascribed to such terms in the Certificate of Incorporation.

SECTION 3.08. Actions of the Board of Directors by Written Consent. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or such committee thereof, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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SECTION 3.09. Meetings by Means of Communications Equipment. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors, or of such committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.

SECTION 3.10. Committees. (a) The Board of Directors may designate one or more committees, which (i) shall include an audit committee (the “Audit Committee”), a governance and nominating committee, a compensation committee and such other committees as may be required by applicable law or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading and (ii) may include such other committees as may be determined by the Board of Directors from time to time. Each committee shall consist of one or more of the directors of the Corporation and include at least one Independent Designee (as defined in the Certificate of Incorporation); provided that the Audit Committee shall consist entirely of Independent Designees. Each member of a committee must meet the requirements for membership, if any, imposed by the Board of Directors, applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading.

(b) Any director serving on a committee may be removed from such committee at any time by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent permitted by applicable law and provided in the resolution establishing such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that, except as otherwise provided in the Certificate of Incorporation, no such committee shall have the power or authority to (i) approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopt, amend, or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Subject to the authorization of the Board of Directors, any committee may make rules for the conduct of its business, but unless otherwise provided by the committee or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

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SECTION 3.11. Subcommittees. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating a committee of the Board of Directors, such committee may create one or more subcommittees, each subcommittee to consist of one or more members of such committee, and delegate to a subcommittee any or all of the powers and authority of such committee. Except for references to committees and members of committees in Section 3.10, each reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or a member of a subcommittee.

SECTION 3.12. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance at meetings of the Board of Directors or participation on any committees thereof. No such payment shall preclude any director from serving the Corporation or any other person in any other capacity and receiving compensation for such service.

ARTICLE IV

Officers

SECTION 4.01. General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer (“CEO”) and a Secretary. The Board of Directors, in its discretion, also may choose one Chairman of the Board of Directors, a Chief Financial Officer, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers with such titles and such duties as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, unless otherwise prohibited by applicable law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

SECTION 4.02. Election. The Board of Directors shall elect the officers of the Corporation, except as such officers may be appointed in accordance with Section 4.09, and such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Unless a different term is specified in the resolution electing or appointing such officer, each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any officer of the Corporation may resign from such position at any time by giving notice in writing or by electronic transmission to the Corporation. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time determined upon the happening of an event or events, upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or as provided in Section 4.09.

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SECTION 4.03. Voting Securities Owned by the Corporation. The Chairman of the Board of Directors, the CEO or any Vice President of the Corporation, or any other person authorized by the Board of Directors, the CEO or any Vice President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

SECTION 4.04. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors, in accordance with Section 2.11 and Section 3.04, respectively. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned to the Chairman of the Board of Directors by these Bylaws or by the Board of Directors.

SECTION 4.05. Chief Executive Officer. The CEO shall, subject to the direction and control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The CEO shall perform all duties and have all powers that are delegated to the CEO by the Board of Directors or these Bylaws. In the absence or inability or refusal to act of the Chairman of the Board of Directors, the CEO shall preside at all meetings of the stockholders and, if the CEO is also a director, the Board of Directors in accordance with Section 2.11 and Section 3.04, respectively.

SECTION 4.06. Vice Presidents. Each Vice President shall perform such duties and may exercise such powers as may from time to time be assigned by these Bylaws, by the Board of Directors or by the CEO, or, to the extent not so assigned, as generally pertain to their respective offices, subject to the control of the Board of Directors. The CEO may assign to any Vice President the title of Executive Vice President, Senior Vice President or any similar title.

SECTION 4.07. Secretary and Assistant Secretaries. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board of Directors or the CEO, under whose supervision the Secretary shall be, or, to the extent not so assigned, as generally pertain the office of Secretary, subject to the control of the Board of Directors. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there shall be no Assistant Secretary, then either the Board of Directors or the CEO may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there shall be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by applicable law to be kept or filed are properly kept or filed, as the case may be. Assistant Secretaries, if there shall be any, shall perform such duties and may exercise such powers as from time to time may be assigned to them by the Board of Directors, the CEO or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall have and may exercise all of the power and authority and discharge all of the duties of the Secretary, and when so acting, shall be subject to all the restrictions upon the Secretary.

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SECTION 4.08. Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board of Directors or the CEO, or, to the extent not so assigned, as generally pertain to the office of Treasurer, subject to the control of the Board of Directors. In addition, the Treasurer shall retain custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the CEO taking proper vouchers for such disbursements, and shall render to the CEO and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. Assistant Treasurers, if there shall be any, shall perform such duties and may exercise such powers as from time to time may be assigned to them by the Board of Directors, the CEO, any Vice President, if there shall be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall have and may exercise all of the power and authority and discharge all of the duties of the Treasurer, and when so acting, shall be subject to all the restrictions upon the Treasurer.

SECTION 4.09. Other Officers. Such other officers as the Board of Directors may choose shall have such titles as the Board of Directors may from time to time determine and shall perform such duties and may exercise such powers as from time to time may be assigned to them by the Board of Directors, or, to the extent not so assigned, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may delegate to any officer of the Corporation the power to choose such other officers as the business of the Corporation may require and to assign their respective duties and powers.

SECTION 4.10. Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board of Directors.

ARTICLE V

Stock

SECTION 5.01. Uncertificated Shares; Form of Certificates. Unless otherwise provided by resolution of the Board of Directors, the shares of capital stock of the Corporation shall be issued in uncertificated form. If shares are represented by certificates, the certificates shall be in such form as is consistent with applicable law and the Certificate of Incorporation and as determined by the Board of Directors. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairman of the Board of Directors, CEO, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified.

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SECTION 5.02. Partly Paid Shares. The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the books and records of the Corporation or upon the face or back of each stock certificate issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

SECTION 5.03. Special Designation of Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in a notice provided pursuant to Section 151 of the DGCL (or, in the case of certificated shares, shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be included in the aforementioned notice (or, in the case of any certificated shares, set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

SECTION 5.04. Lost Certificates. Except as provided in this Section 5.04, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon delivery of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

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SECTION 5.05. Transfers. Shares of capital stock of the Corporation shall be transferable in the manner prescribed by applicable law, subject to any valid restrictions on transfer or registration of transfer, or on the amount of stock that may be owned by any person or group of persons, imposed by the Certificate of Incorporation, these Bylaws or an agreement among any number of security holders of the Corporation or among such holders and the Corporation or a subsidiary thereof. Each certificate for shares of capital stock that are subject to any such restriction on transfer shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction. When shares are represented by certificates, shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. When shares are in uncertificated form, shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps.

SECTION 5.06. Dividend Record Date. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 5.07. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.

SECTION 5.08. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

SECTION 5.09. Records. A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder and all issuances and transfers of stock of the Corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (a) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (b) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL and (c) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

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ARTICLE VI

Notices

SECTION 6.01. Notices. Whenever written notice is required by the DGCL, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given in writing directed to such director’s, committee member’s or stockholder’s mailing address (or by electronic transmission directed to such director’s, committee member’s or stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given: (a) if mailed, when the notice is deposited in the United States mail, postage prepaid; (b) if delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address; or (c) if given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless electronic transmission of such notice is prohibited under the DGCL, the Certificate of Incorporation or these Bylaws. A notice to a stockholder by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notice given by electronic transmission, as described above, shall be deemed given: (a) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (b) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (a) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (b) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 6.02. Waivers of Notice. Whenever any notice is required by the DGCL, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before, at or after the time stated therein, shall be deemed equivalent to notice to such person or persons. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business nor the purpose of any meeting need to be specified in any such waiver.

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ARTICLE VII

General Provisions

SECTION 7.01. Dividends. Subject to the requirements of the DGCL, the provisions of the Certificate of Incorporation and any certificate of designation relating to any series of Preferred Stock, dividends upon the capital stock of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.08), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

SECTION 7.02. Contracts; Disbursements. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers of the Corporation or such other person or persons as the Board of Directors may from time to time designate.

SECTION 7.03. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

SECTION 7.04. Corporate Seal. The Corporation may adopt a corporate seal in such a form as shall be approved by the Board of Directors. The Corporation may use the corporate seal by causing it or an electronic image thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7.05. Entire Board of Directors. As used in these Bylaws generally, the term “entire Board of Directors” means the total number of directors that the Corporation would have if there were no vacancies or unfilled directorships.

SECTION 7.06. Electronic Signatures. Subject to applicable law, any form of electronic signature of any officer or officers of the Corporation may be used.

SECTION 7.07. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

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SECTION 7.08. Construction and Definitions; Inconsistent Provisions. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision (or part thereof) of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

SECTION 7.09. Severability. If any provision of these Bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Bylaws (including each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of these Bylaws (including each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by applicable law.

ARTICLE VIII

Indemnification

SECTION 8.01. Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL and any other applicable law, in each case, as it presently exists or may hereafter be amended, any director or officer of the Corporation (a “covered person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.04, the Corporation shall be required to indemnify a covered person in connection with a Proceeding (or part thereof) initiated by such covered person only if the Proceeding (or part thereof) was authorized in the specific case by the Board of Directors.

SECTION 8.02. Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the DGCL and any other applicable law, in each case, as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

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SECTION 8.03. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by the DGCL or any other applicable law, in each case, as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article VIII or otherwise.

SECTION 8.04. Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) under this Article VIII is not paid in full within 60 days, or a claim for advancement of expenses under this Article VIII is not paid in full within 30 days, after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 8.05. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 8.06. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the Corporation’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL or any other applicable law.

SECTION 8.07. Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust or other enterprise or non-profit entity.

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SECTION 8.08. Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

SECTION 8.09. Amendment or Repeal; Interpretation. The provisions of this Article VIII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such person’s performance of such services, and, pursuant to this Article VIII, the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (a) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (b) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the CEO and Secretary, or other officer of the Corporation appointed by (x) the Board of Directors, prior to the adoption of these Bylaws or, thereafter, pursuant to Article IV or (y) an officer to whom the Board of Directors has delegated the power to appoint officers prior to the adoption of these Bylaws or pursuant to Article IV, and any reference to an officer of any other corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise or non-profit entity shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or non-profit entity. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation or of a partnership, joint venture, trust, employee benefit plan or other enterprise or non-profit entity has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or non-profit entity for purposes of this Article VIII.

ARTICLE IX

Amendments

SECTION 9.01. Amendments. Except as otherwise set forth in the Certificate of Incorporation, (a) the Board of Directors is expressly empowered to adopt, amend, alter, change or repeal these Bylaws and (b) the stockholders shall also have power to adopt, amend, alter, change or repeal these Bylaws upon the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then generally entitled to vote thereon, voting together as a single class.

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